Exhibit 21
2002 10-K

SUBSIDIARIES OF
THE MANITOWOC COMPANY, INC.

The Manitowoc Company, Inc. (WI)
Marine Group, LLC (NV)
Marinette Marine Corporation (WI)
Manitowoc Foodservice Finance, Inc. (NV)
Manitowoc Foodservice Companies, Inc. (NV)
Diversified Refrigeration, Inc. (TN)
KMT Refrigeration, Inc. (WI)
Harford Duracool, LLC (WI)
KMT Sales Corp. (NV)
Manitowoc Beverage Systems, Inc. (NV)
Manitowoc Equipment Works, Inc. (NV)
Manitowoc FP, Inc. (NV)
Manitowoc Ice, Inc. (WI)
Manitowoc Beverage Equipment, Inc. (MO)
Servend Sales Corp. (NV)
Manitowoc Crane Companies, Inc. (NV)
North Central Crane & Excavator Sales Corp. (NV)
Manitowoc CP, Inc. (NV)
Manitowoc Cranes, Inc. (WI)
Manitowoc Cranes Finance, Inc. (NV)
National Crane Corp. (NV)
Grove Cranes, LLC (WI)
Manitowoc MEC, Inc. (NV)
Manitowoc Korea Co., Ltd. (Korea)
Manitowoc Potain Re-Manufacturing, Inc. (WI)
West-Manitowoc, Inc. (WI)
Femco Machine Company, Inc. (NV)
Manitowoc Boom Trucks, Inc. (TX) (sold 12/31/02)
Manitowoc (Bermuda) LTD. (Bermuda)
Manitowoc (Barbados) LTD. (Barbados)
Manitowoc (Barbados) S.r.l. (Barbados)
Manitowoc Europe Holdings LTD. (UK)
Manitowoc France, SAS (France)
Manitowoc Foodservice Europe, S.r.l. (Italy)
Fabbrica Apparecchiature per la Producione di Ghiaccia S.r.l. (Italy)
Manitowoc (Hangzhou) Refrigeration Co., LTD. (China)
Shanghai Manitowoc International Trading Co., LTD. (China)
Manitowoc International Sales Corp. (Barbados)
Grove Investors, Inc. (DE)
Grove Holdings, Inc. (DE)
Grove Worldwide, Inc. (DE)
Grove U.S. LLC (DE)
Crane Acquisition Corp. (DE)
Crane Holding Inc. (DE)
National Crane Corporation (DE)
Grove Worldwide Holdings German AG (Germany)
Grove Europe Limited (UK)
Grove Europe Pension Trustees Limited (UK)
Grove Cranes Limited (UK)
Deutsche Grove GMBH (Germany)
Grove Holdings France SAS (France)
Grove France SAS (France)
Delta Manlift SAS (France
Grove Australia Pty. Ltd. (Australia)
Grove Cranes, S.L. (Spain)
Potain SAS (France)
SCI les Sthenes du Plateau (France)
SCI les Aulnettes (France)
BPGR Sarl (France)
SAM Sologat Sarl (France)
Potain GmbH (Germany)
Potain Technik GmbH (Germany)
Cadillon GmbH (Germany)
Liftlux Potain GmbH (Germany)
Potain Polsak Sp (Poland)
Potain Hungaria Kft (Hungary)
Potain S.R.O. (Czech Republic)
Potain S.r.l. (Italy)
Potain Sud Europa S.r.l. (Italy)
Potain Industrie Srl (Italy)
Potain Portugal Equipamentos Para a construcao Ltd (Portugal)
Noe Pereira Filhos Ltd. (Portugal)
Potain Iberia Sl (Spain)
Potain Ltda (Brazil)
Manitowoc Potain Ltd (England)
Potain Ire Ltd (Ireland)
Potain Corp (Florida)
Manitowoc Potain Pty Ltd (Australia)
Potain, Inc. (Philippines)
Potain Pte Ltd (Singapore)
Potain Zhangjiagang Ltd (China)
Manitowoc Crane Group Asia Pte (Singapore)
Potain Vostok OOO (Russie)
Sambron Sa (France)
Sambron Spa (Italy)
Axiome de Re SA (Luxembourg)
Solum Grundstucks Vermeitungsgesellschaft mbH (Germany)